Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
For Immediate Release		Page 1 of 4

CENTERPOINT ENERGY REPORTS FIRST QUARTER 2012 EARNINGS

Houston, TX – May 3, 2012 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $147 million, or $0.34 per diluted share, for the first quarter of 2012 compared to $148 million, or $0.35 per diluted share, for the same period of 2011. Operating income for the first quarter of 2012 was $338 million compared to $364 million for the same period of 2011.

“Despite extremely mild winter weather and low natural gas prices, the company reported solid earnings for the quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “The benefits of our diversified portfolio of electric and natural gas businesses were evident this quarter and the fundamentals of our business units remain strong. We continue to look for opportunities to invest in each of our businesses where we believe we can build value for our shareholders.”

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $107 million for the first quarter of 2012, consisting of $70 million from the regulated electric transmission & distribution utility operations (TDU) and $37 million related to securitization bonds. Operating income for the first quarter of 2011 was $101 million, consisting of $68 million from the TDU and $33 million related to securitization bonds. Operating income for the TDU benefited from higher miscellaneous revenues, growth of more than 42,000 customers since March 2011, and higher returns associated primarily with the company’s recovery of the true-up proceeds. These gains were partially offset by milder weather and impacts from new rates implemented in September 2011.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $121 million for the first quarter of 2012 compared to $142 million for the same period of 2011. Operating income declined due to significantly warmer winter weather.

Interstate Pipelines

The interstate pipelines segment reported operating income of $60 million for the first quarter of 2012 compared to $76 million for the same period of 2011. The decline was due to lower revenues primarily as a result of an expired backhaul contract and lower off-system sales due primarily to compressed basis differentials. These declines were partially offset by higher revenues from previously restructured contracts with the company’s natural gas distribution affiliates and increased ancillary services. Operation and maintenance expenses were higher primarily due to a favorable insurance settlement recognized in the first quarter of 2011.

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For Immediate Release		Page 2 of 4

In addition to operating income, this segment recorded equity income of $6 million for the first quarter of 2012 from its 50 percent interest in the Southeast Supply Header (SESH) compared to $4 million for the same period of 2011.

Field Services

The field services segment reported operating income of $47 million for the first quarter of 2012 compared to $36 million for the same period of 2011. The first quarter of 2012 benefited from higher gathering volumes in the Haynesville and Fayetteville shales partially offset by lower prices received from sales of retained gas.

In addition to operating income, this business had equity income of $3 million for the first quarter of 2012 from its 50 percent interest in a gathering and processing joint venture (Waskom) compared to $2 million for the same period of 2011.

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported operating income of $1 million for the first quarter of 2012 compared to $10 million for the same period of 2011. The first quarter of 2012 included a $4 million write-down of natural gas inventory to the lower of average cost or market. The first quarter of 2012 also included charges of $1 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins compared to charges of $2 million for the same period of 2011. In addition to these items, operating income was impacted by milder winter weather, compressed margins and higher operation and maintenance expenses.

Dividend Declaration

On April 26, 2012, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2025 per share of common stock payable on June 8, 2012, to shareholders of record as of the close of business on May 16, 2012.

Outlook Reaffirmed for 2012

CenterPoint Energy reaffirmed its estimate for 2012 earnings on a guidance basis in the range of $1.08 to $1.20 per diluted share. Earnings guidance is being provided in the form of a range to reflect economic and operational variables associated with the company’s various business segments and takes into consideration performance to date. Significant variables include the impact to earnings of commodity prices, volume throughput, weather, regulatory proceedings, effective tax rates and

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For Immediate Release		Page 3 of 4

financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to earnings from the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended March 31, 2012. A copy of that report is available on the company’s website under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, May 3, 2012, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $22 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2012 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform and tax legislation; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions and increases, allowing recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market

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For Immediate Release		Page 4 of 4

demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on CenterPoint Energy’s interstate pipelines; (8) the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines, including the impact of natural gas prices on the level of drilling and production in the regions served by CenterPoint Energy; (9) competition in CenterPoint Energy’s mid-continent region footprint for access to natural gas supplies and to markets; (10) weather variations and other natural phenomena; (11) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by credit rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for services due to financial distress of CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; and (27) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of reported Net Income and diluted EPS to the basis used in providing 2012 annual earnings guidance

	Quarter Ended March 31, 2012
	Net Income	EPS
	(in millions)
As reported	$147	$0.34
Timing effects impacting CES(1):
Mark-to-market (gains) losses - natural gas derivative contracts	1	0.00
Natural gas inventory write-downs	3	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	(30)	(0.07)
Indexed debt securities	21	0.05

Per the basis used in providing 2012 annual earnings guidance	$142	$0.33

(1)	Competitive natural gas sales and services
(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2011	2012
Revenues:
Electric Transmission & Distribution	$489	$531
Natural Gas Distribution	1,212	854
Competitive Natural Gas Sales and Services	706	525
Interstate Pipelines	147	127
Field Services	90	105
Other Operations	3	3
Eliminations	(60)	(61)

Total	2,587	2,084

Expenses:
Natural gas	1,476	969
Operation and maintenance	439	455
Depreciation and amortization	201	224
Taxes other than income taxes	107	98

Total	2,223	1,746

Operating Income	364	338

Other Income (Expense):
Gain on marketable securities	32	46
Loss on indexed debt securities	(23)	(33)
Interest and other finance charges	(116)	(110)
Interest on transition and system restoration bonds	(33)	(37)
Equity in earnings of unconsolidated affiliates	6	9
Other - net	5	6

Total	(129)	(119)

Income Before Income Taxes	235	219
Income Tax Expense	87	72

Net Income	$148	$147

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended March 31,
	2011	2012
Basic Earnings Per Common Share	$0.35	$0.34

Diluted Earnings Per Common Share	$0.35	$0.34

Dividends Declared per Common Share	$0.1975	$0.2025
Weighted Average Common Shares Outstanding (000):
- Basic	425,018	426,499
- Diluted	427,415	428,492
Operating Income (Loss) by Segment
Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$68	$70
Transition and System Restoration Bond Companies	33	37

Total Electric Transmission & Distribution	101	107
Natural Gas Distribution	142	121
Competitive Natural Gas Sales and Services	10	1
Interstate Pipelines	76	60
Field Services	36	47
Other Operations	(1)	2

Total	$364	$338

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended
	March 31,		% Diff
	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$400	$415	4%
Transition and system restoration bond companies	89	116	30%

Total	489	531	9%

Expenses:
Operation and maintenance	208	220	(6%)
Depreciation and amortization	71	73	(3%)
Taxes other than income taxes	53	52	2%
Transition and system restoration bond companies	56	79	(41%)

Total	388	424	(9%)

Operating Income	$101	$107	6%

Operating Income:
Electric transmission and distribution operations	$68	$70	3%
Transition and system restoration bond companies	33	37	12%

Total Segment Operating Income	$101	$107	6%

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	4,871,253	4,525,294	(7%)
Total	16,767,968	16,544,009	(1%)
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	151%	237%	86%
Heating degree days	109%	56%	(53%)
Number of metered customers - end of period:
Residential	1,879,796	1,914,906	2%
Total	2,124,809	2,167,052	2%

	Natural Gas Distribution
	Quarter Ended
	March 31,		% Diff
	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$1,212	$854	(30%)

Expenses:
Natural gas	818	493	40%
Operation and maintenance	168	163	3%
Depreciation and amortization	42	43	(2%)
Taxes other than income taxes	42	34	19%

Total	1,070	733	31%

Operating Income	$142	$121	(15%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	90	62	(31%)
Commercial and Industrial	88	74	(16%)

Total Throughput	178	136	(24%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	108%	69%	(39%)
Number of customers - end of period:
Residential	3,029,079	3,042,617	—
Commercial and Industrial	246,987	246,852	—

Total	3,276,066	3,289,469	—

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended
	March 31,		% Diff
	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$706	$525	(26%)

Expenses:
Natural gas	685	511	25%
Operation and maintenance	10	12	(20%)
Depreciation and amortization	1	1	—
Taxes other than income taxes	—	—	—

Total	696	524	25%

Operating Income	$10	$1	(90%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	155	161	4%

Number of customers - end of period	11,942	14,495	21%

	Interstate Pipelines
	Quarter Ended
	March 31,		% Diff
	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$147	$127	(14%)

Expenses:
Natural gas	18	7	61%
Operation and maintenance	31	38	(23%)
Depreciation and amortization	13	14	(8%)
Taxes other than income taxes	9	8	11%

Total	71	67	6%

Operating Income	$76	$60	(21%)

Equity in Earnings of Unconsolidated Affiliates	$4	$6	50%

Pipelines Operating Data:
Throughput data in BCF
Transportation	455	378	(17%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Quarter Ended March 31,		% Diff
	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$90	$105	17%

Expenses:
Natural gas	15	18	(20%)
Operation and maintenance	29	27	7%
Depreciation and amortization	9	11	(22%)
Taxes other than income taxes	1	2	(100%)

Total	54	58	(7%)

Operating Income	$36	$47	31%

Equity in Earnings of Unconsolidated Affiliates	$2	$3	50%

Field Services Operating Data:
Throughput data in BCF
Gathering	183	237	30%

	Other Operations
	Quarter Ended March 31,		% Diff
	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—
Expenses	4	1	75%

Operating Income (Loss)	$(1)	$2	300%

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2011	2012
Capital Expenditures by Segment
Electric Transmission & Distribution	$106	$136
Natural Gas Distribution	51	66
Competitive Natural Gas Sales and Services	—	1
Interstate Pipelines	18	20
Field Services	69	13
Other Operations	9	6

Total	$253	$242

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2011	2012
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$7
Capitalization of Interest Cost	(2)	(1)
Transition and System Restoration Bond Interest Expense	33	37
Other Interest Expense	111	104

Total Interest Expense	$149	$147

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31, 2011	March 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$220	$1,096
Other current assets	2,117	1,872

Total current assets	2,337	2,968

Property, Plant and Equipment, net	12,402	12,512

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	4,619	4,524
Other non-current assets	649	651

Total other assets	6,964	6,871

Total Assets	$21,703	$22,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$62	$9
Current portion of transition and system restoration bonds long-term debt	307	380
Current portion of indexed debt	131	133
Current portion of other long-term debt	46	496
Other current liabilities	2,047	1,717

Total current liabilities	2,593	2,735

Other Liabilities:
Accumulated deferred income taxes, net	3,832	3,944
Regulatory liabilities	1,039	1,071
Other non-current liabilities	1,376	1,310

Total other liabilities	6,247	6,325

Long-term Debt:
Transition and system restoration bonds	2,215	3,686
Other	6,426	5,319

Total long-term debt	8,641	9,005

Shareholders’ Equity	4,222	4,286

Total Liabilities and Shareholders’ Equity	$21,703	$22,351

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Three Months Ended March 31,
	2011	2012
Cash Flows from Operating Activities:
Net income	$148	$147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	208	232
Deferred income taxes	80	64
Changes in net regulatory assets	17	42
Changes in other assets and liabilities	173	(65)
Other, net	1	4

Net Cash Provided by Operating Activities	627	424
Net Cash Used in Investing Activities	(308)	(292)
Net Cash Provided by (Used in) Financing Activities	(423)	744

Net Increase (Decrease) in Cash and Cash Equivalents	(104)	876
Cash and Cash Equivalents at Beginning of Period	199	220

Cash and Cash Equivalents at End of Period	$95	$1,096

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.